EXCLUSIVE MANUFACTURING AND DISTRIBUTION AGREEMENT

CONFIDENTIAL

This Agreement (“Agreement”) is entered into and effective this 21ST day of November, 2014 (“Effective Date”), by and between S-Ray, Incorporated. (hereinafter referred to as “S-Ray”), a Nevada Corporation, with offices at 50 West Liberty Street, Suite 880, Reno, Nevada 89501 and Probe Manufacturing, Inc. (hereinafter referred to as “PMI”), a Nevada corporation having offices at 17475 Gillette Ave., Irvine, CA 92614, (collectively the “Parties” and individually a “Party”).

WHEREAS, S-Ray designs and owns the intellectual property rights of ultrasound technology for dental use, including the ClearView LAB product.

WHEREAS, PMI desires to Manufacture and Distribute the ClearView LAB product on an exclusive, worldwide basis.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.

Term of the Agreement

The term of this Agreement shall commence on the Effective Date and shall continue for Five (5) years. This agreement can be mutually terminated and /or extended anytime within the Five (5) year period.

2.

Product Brand & Territory

2.1.

PMI will manufacture and distribute ClearView LAB.

2.2.

PMI will market and sell the above mentioned products on an exclusive basis worldwide.

2.3.

PMI may, with the approval of S-Ray, name distribution partners on a worldwide basis.  PMI will bear the costs for those distribution partners, including support and commissions.

3.

Pricing & Royalty Term

S-Ray grants PMI the control of pricing, manufacturing cost and profit.

S-Ray would be paid an annual royalty of 6% of total ClearView LAB product revenue payable commencing, commencing January 31, 2015 and on each and every year this agreement is in effect.

4.

Product Commitment

4.1.

S-Ray agrees to provide PMI with the manufacturing and distribution commitment from the initial customer by December 31, 2014.

4.2.

S-Ray agrees to provide PMI with the manufacturing documentation in order for PMI to meet the delivery commitment to its customer by January 15, 2015.

4.3.

In the event customers specify custom designs, PMI and S-Ray will work cooperatively to integrate those designs into the product in a prompt manner.

4.4.

S-Ray agrees to pay PMI non-recurring charges to enable manufacturing of the above mentioned products.

5.

Marketing Rights

5.1.

PMI will sell the products worldwide on an exclusive basis.

5.2.

S-Ray will provide its existing marketing collaterals and test reports.

6.

Exclusivity

6.1.

PMI is granted exclusivity to manufacture and distribute the ClearView LAB product.

6.2.

PMI is granted a 30 day Right of First Refusal as manufacturing and distribution source for additional S-Ray products.

7. Product Specification

7.1. A preliminary description of the ClearView LAB is attached as Addendum 1.

7.2. S-Ray and PMI will make best efforts to deliver products meeting the criteria described in Addendum 1.  Any substantial modification to the product will require mutual acceptance.

7.3. S-Ray and PMI reserve the right to issue updated features from time to time with mutual acceptance.

8. Product Support

8.1. PMI will provide technical support to its clients for the above mentioned products; however S-Ray will provide required assistance and training.

9. Product Warranty

9.1. PMI will offer twelve (12) month warranty from the delivery of the product to its clients.

9.2. Other terms according to PMI’s standard terms and conditions of sale published.

9.3. Any extended warranty should be negotiated separately.

10.  Confidentiality

This agreement is confidential and contains Trade Secrets and is identified as Confidential information as noted in the Mutual Non-Disclosure Agreement attached to this Agreement as Addendum 2.  This Agreement may be referenced in public disclosure as “Exclusive Manufacturing and Distribution Rights” granted to PMI.  No other disclosures regarding this Agreement may be made with the written permission of the Chief Executive Officers of both S-Ray and PMI.

11. Change in Control

In the event of a Change in Control of S-Ray, as defined as a change in BOTH the Chief Executive Officer and the Chairman, Probe has the right to terminate the agreement and receive the balance of the remaining Minimum Annual Revenue Target.

12. Annual Target Revenue

Minimum Annual Revenue Target is referenced in Point 11 of this Agreement.  It is defined as the minimum annual gross revenue to PMI from the sales of the ClearView LAB product.

The Minimum Annual Revenue Target as follows:

1.

2015 $25 million

2.

2016 $25 million

3.

2017 $25 million

There is no limit placed on the annual revenue which PMI may receive from this agreement.

13. Miscellaneous

13.1. PMI is granted the right to sell or assign the manufacturing and distribution rights to a third party with the approval of S-Ray.

13.2. Governing Law.  The law, without regard to conflicts of laws principles, of the State of Nevada will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

13.3. Forum.  Any dispute arising out of or in connection with this Agreement, or arising out or in connection with the relationship between S-Ray and PMI shall be settled by filing a claim or suit in an appropriate court in Nevada and in no other forum.

13.4. This agreement contains the entire agreement between both parties. Any modifications of this agreement or waivers of the terms and conditions shall be in writing executed by both parties.

S-Ray Incorporated

By: ________________________________

Name: Steve Baird

Title: Chief Executive Officer

Date: _______________________

Probe Manufacturing, Inc.

By: ________________________________

Name: Kam Mahdi

Title: Chief Executive Officer

Date: _______________________